As filed with the Securities and Exchange Commission on May 15, 2007
Registration No. 333-122028

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	98-0442987
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
3399 Peachtree Road, NE, Suite 1500
Atlanta, Georgia 30326
(404) 814-4200
(Address, including zip code, and telephone number,
including area code, of Registrants’ principal executive offices)

Alcancorp Hourly Employees’ Savings Plan
Alcancorp Employees’ Savings Plan
Thrift and Deferred Compensation Plan for Employees of Alcan Packaging Puerto Rico, Inc.
(Full title of the plans)

Leslie J. Parrette, Jr., Esq.
General Counsel
Novelis Inc.
3399 Peachtree Road, NE, Suite 1500
Atlanta, Georgia 30326
(404) 814-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment relates to the Form S-8 Registration Statement, Registration No. 333-122028, filed on January 13, 2005, as amended by Post-Effective Amendment No. 1 to the Form S-8 Registration Statement filed on December 22, 2006, pertaining to Novelis Inc. common shares and common share purchase rights (the “Registration Statement”).
     The undersigned registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf, thereunto duly authorized.

NOVELIS INC.
By:	/s/ Leslie J. Parrette, Jr.
	Name:	Leslie J. Parrette, Jr.
	Title:	General Counsel
Date: May 15, 2007